     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1998


                                                      REGISTRATION NO. 333-51201
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                            52-1568099
          (State or other jurisdiction of                             (I.R.S. employer
          incorporation or organization)                           identification number)

                            ------------------------

                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-8000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                           STEPHANIE B. MUDICK, ESQ.
                             DEPUTY GENERAL COUNSEL
                              TRAVELERS GROUP INC.
                              388 GREENWICH STREET
                            NEW YORK, NEW YORK 10013
                                 (212) 816-8000
      (Name, address, including zip code, and telephone number, including area code, of agent for service for registrant)
                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of the registration statement, as determined by market conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

    Pursuant to Rule 429, the Prospectus contained in this Registration Statement will also be used in connection with the offering of up to $450,000,000 principal amount of Debt Securities previously registered pursuant to the Company's Registration Statement No. 33-63663 and not issued. In the event any such previously registered Debt Securities are offered prior to the effective date of this Registration Statement, they will not be included in any Prospectus hereunder.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the various expenses payable by the Company in connection with the Securities being registered hereby. All of the fees set forth below are estimates except for the Commission registration fee and the NASD fee.

Securities and Exchange Commission Filing Fee...............  $  457,250
NASD Filing Fee.............................................      30,500
Rating Agency Fees..........................................     400,000
Blue Sky Fees and Expenses..................................       5,000
Trustees' Fees and Expenses.................................       5,000
Printing Fees and Expenses..................................     150,000
Accounting Fees and Expenses................................     100,000
Legal Fees and Expenses.....................................      50,000
Miscellaneous...............................................       2,250
                                                              ----------
      Total.................................................  $1,200,000
                                                              ----------
                                                              ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Subsection (a) of Section 145 of the Delaware General Corporation Law ("DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145. Section Three of Article V of the Company's By-Laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

    The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws. In certain employment agreements, the Company or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

    Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of the Company's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS.

(a) Exhibits


 EXHIBIT
 NUMBER                                                   DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------

     1.01  Underwriting Agreement Basic Provisions, dated January 12, 1993, incorporated by reference to Exhibit 1.01 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 33-55542).
     4.01  Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation ("old
             Primerica") and The Bank of New York, as Trustee (the "Trustee"), incorporated by reference to Exhibit
             4.01 to the Company's Registration Statement on Form S-3 (No. 33-55542).
     4.02  First Supplemental Indenture, dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc.
             ("Primerica Holdings") and the Trustee, incorporated by reference to Exhibit 4.02 to the Company's
             Registration Statement on Form S-3 (No. 33-55542)
     4.03  Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings and the Trustee, incorporated by reference to Exhibit 4.03 to the Company's Registration Statement on Form S-3 (No.
             33-55542).
     4.04  Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Primerica
             Corporation and the Trustee, incorporated by reference to Exhibit 5 to the Company's Form 8-A dated
             December 21, 1992, with respect to the Company's 7 3/4% Notes Due June 15, 1999 (File No. 1-9924).
     4.05  Indenture, dated as of July 17, 1998, between Travelers Group Inc. and The First National Bank of Chicago,
             as trustee.

 EXHIBIT
 NUMBER                                                   DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------
    5.01*  Opinion of Stephanie B. Mudick, Deputy General Counsel of the Company, as to the legality of securities being registered.
    12.01  Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.01 to the
             Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-9924).
   23.01*  Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.
   23.02*  Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.
   23.03*  Consent of Arthur Andersen LLP, Independent Certified Public Accountants.
   23.04*  Consent of Counsel (included in Exhibit 5.01).
   24.01*  Powers of Attorney of certain directors of the Company.
    25.01  Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
             York, Trustee, incorporated by reference to Exhibit 25.01 to the Company's Registration Statement on
             Form S-3 (No. 33-63663).
    25.02  Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
             National Bank of Chicago, trustee.


------------------------

*   Previously filed.

ITEM 17. UNDERTAKING.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and
       (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Travelers Group Inc. pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of Travelers Group Inc.'s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, the Registrants have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Travelers Group Inc. hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 21st day of July, 1998.



                                TRAVELERS GROUP INC.

                                By              /s/ SANFORD I. WEILL
                                     -----------------------------------------
                                             Sanford I. Weill
                                             Chairman of the Board and
                                             Chief Executive Officer




    Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on this 21st day of July, 1998.


          SIGNATURE                       TITLE
------------------------------  --------------------------
                                Chairman of the Board,
     /s/ SANFORD I. WEILL         Chief Executive Officer
------------------------------    (Principal Executive
       Sanford I. Weill           Officer) and Director

                                Senior Vice President and
     /s/ HEIDI G. MILLER          Chief Financial Officer
------------------------------    (Principal Financial
       Heidi G. Miller            Officer)

                                Executive Vice President
      /s/ IRWIN ETTINGER          and Chief Accounting
------------------------------    Officer (Principal
        Irwin Ettinger            Accounting Officer)

------------------------------  Director
     C. Michael Armstrong

              *
------------------------------  Director
         Judith Arron

              *
------------------------------  Director
      Kenneth J. Bialkin

              *
------------------------------  Director
   Joseph A. Califano, Jr.

       /s/ JAMES DIMON
------------------------------  Director
         James Dimon

              *
------------------------------  Director
     Leslie B. Disharoon

              *
------------------------------  Director
        Gerald R. Ford

          SIGNATURE                       TITLE
------------------------------  --------------------------

              *
------------------------------  Director
       Thomas W. Jones

              *
------------------------------  Director
        Ann D. Jordan

              *
------------------------------  Director
        Robert I. Lipp

              *
------------------------------  Director
        Michael Masin

              *
------------------------------  Director
      Deryck C. Maughan

              *
------------------------------  Director
       Dudley C. Mecum

              *
------------------------------  Director
      Andrall E. Pearson

              *
------------------------------  Director
        Frank J. Tasco

              *
------------------------------  Director
       Linda J. Wachner

              *
------------------------------  Director
    Joseph R. Wright, Jr.

              *
------------------------------  Director
        Arthur Zankel

*By:       /s/ JAMES DIMON
      -------------------------
             James Dimon
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


 EXHIBIT
 NUMBER                                                   DESCRIPTION
---------  ----------------------------------------------------------------------------------------------------------

     1.01  Underwriting Agreement Basic Provisions, dated January 12, 1993, incorporated by reference to Exhibit 1.01 to Amendment No. 1 to the Company's Registration Statement on Form S-3 (No. 33-55542).

     4.01  Indenture, dated as of March 15, 1987, between Primerica Corporation, a New Jersey corporation ("old
             Primerica") and The Bank of New York, as Trustee (the "Trustee"), incorporated by reference to Exhibit
             4.01 to the Company's Registration Statement on Form S-3 (No. 33-55542).

     4.02  First Supplemental Indenture, dated as of December 15, 1988, among old Primerica, Primerica Holdings, Inc.
             ("Primerica Holdings") and the Trustee, incorporated by reference to Exhibit 4.02 to the Company's
             Registration Statement on Form S-3 (No. 33-55542)

     4.03  Second Supplemental Indenture, dated as of January 31, 1991, between Primerica Holdings and the Trustee, incorporated by reference to Exhibit 4.03 to the Company's Registration Statement on Form S-3 (No.
             33-55542).

     4.04  Third Supplemental Indenture, dated as of December 9, 1992, among Primerica Holdings, Primerica
             Corporation and the Trustee, incorporated by reference to Exhibit 5 to the Company's Form 8-A dated
             December 21, 1992, with respect to the Company's 7 3/4% Notes Due June 15, 1999 (File No. 1-9924).

     4.05  Indenture, dated as of July 17, 1998, between Travelers Group Inc. and The First National Bank of Chicago,
             as trustee.

    5.01*  Opinion of Stephanie B. Mudick, Deputy General Counsel of the Company, as to the legality of securities being registered.

    12.01  Computation of ratio of earnings to fixed charges, incorporated by reference to Exhibit 12.01 to the
             Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-9924).

   23.01*  Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.

   23.02*  Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants.

   23.03*  Consent of Arthur Andersen LLP, Independent Certified Public Accountants.

   23.04*  Consent of Counsel (included in Exhibit 5.01).

   24.01*  Powers of Attorney of certain directors of the Company.

   25.01   Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New
             York, Trustee, incorporated by reference to Exhibit 25.01 to the Company's Registration Statement on
             Form S-3 (No. 33-63663).

   25.02   Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First
             National Bank of Chicago, trustee.


------------------------

*   Previously filed.